EXHIBIT (21)

Registrant

ECOLAB INC.

Name of Affiliate	State or Other Jurisdiction of Incorporation	Percentage of Ownership

Ecolab (Antigua) Ltd.	Antigua	100

Ecolab S.A.	Argentina	100

Ecolab (Aruba) NV	Aruba	100

Ecolab Australia Pty Ltd.	Australia	100

Eagle Environmental Systems Pty Limited	Australia	100

Ecolab Pty Ltd.	Australia	100

Ecolab Water Care Services Pty Limited	Australia	100

Gibson Chemical Industries Pty Ltd.	Australia	100

Gibson Chemicals Fiji Pty Limited	Australia	100

Gibson Chemicals Pty Limited	Australia	100

Robust Chemicals Pty Limited	Australia	100

Vessey Chemicals (Holdings) Pty Limited	Australia	95

Vessey Chemicals Pty Limited	Australia	95

Vessey Chemicals (Vic.) Pty Limited	Australia	95

Vessey Chemicals (WA) Pty Limited	Australia	95

Ecolab AT 2 GmbH	Austria	100

Ecolab GmbH	Austria	100

Ecolab Holding Europe GmbH (in liqu.)	Austria	100

Ecolab Limited	Bahamas	100

Ecolab (Barbados) Limited	Barbados	100

Ecolab B.V.B.A./S.P.R.L.	Belgium	100

Ecolab Production Belgium BVBA	Belgium	100

Kay N.V.	Belgium	100

Name of Affiliate	State or Other Jurisdiction of Incorporation	Percentage of Ownership

Ecolab BM 1 Limited	Bermuda	100

Ecolab BM 2 Limited	Bermuda	100

Ecolab Emprecendimentos E Participacoes Ltda.	Brazil	100

Ecolab Quimica Ltda.	Brazil	100

Ecolab EOOD	Bulgaria	100

Ecolab Co.	Canada	100

Arlington International Limited	Cayman Islands	100

Mystique Management Limited	Cayman Islands	100

Ecolab S.A.	Chile	100

Ecolab Colombia S.A.	Colombia	100

Ecolab, Sociedad Anonima	Costa Rica	100

Ecolab d.o.o.	Croatia	100

Ecolab Holding (Cyprus) Limited	Cyprus	100

Ecolab Hygiene s.r.o.	Czech Republic	100

Ecolab ApS	Denmark	100

Ecolab Holding Denmark ApS	Denmark	100

Microtek Dominicana S.A.	Dominican Republic	100

Ecolab Ecuador CIA. LTDA.	Ecuador	100

Ecolab, S.A. de C.V.	El Salvador	100

Oy Ecolab AB	Finland	100

Ecolab Pest IDF SAS	France	100

Alpha Holding SAS	France	100

Amboile Services SAS	France	100

Amperia SARL	France	100

Centre Régional de Désinfectisation et de Dératisation SAS	France	100

Name of Affiliate	State or Other Jurisdiction of Incorporation	Percentage of Ownership

Ecolab SAS	France	100

Ecolab Pest IDF SAS	France	100

Ecolab Production France SAS	France	100

Ecolab SNC	France	100

Eurobiopsy SAS	France	100

Europlak SAS	France	100

Hygiene Champenoise SAS	France	100

Lorillou Hygiene SAS	France	100

Omniser SARL	France	100

SCI Eliomys	France	100

SCI Erebia	France	100

SCI Louvette	France	100

SCI Orly	France	100

Shield Medicare sarl	France	100

Ecolab Beteiligungs GmbH	Germany	100

Ecolab Deutschland GmbH	Germany	100

Ecolab Engineering GmbH	Germany	100

Ecolab Export GmbH	Germany	100

Ecolab Holding GmbH	Germany	100

Ecolab GmbH & Co. OHG	Germany	100

Ecolab Hygiene Systems GmbH	Germany	100

Microtek Medical GmbH	Germany	100

Ecolab A.E.B.E.	Greece	100

Ecolab (Guam) LLC	Guam	100

Ecolab, Sociedad Anonima	Guatemala	100

Name of Affiliate	State or Other Jurisdiction of Incorporation	Percentage of Ownership

Peter Cox Insurance Co. Limited	Guernsey	100

Quimicas Ecolab, S.A.	Honduras	100

Ecolab Limited	Hong Kong	100

Green Harbour Mainland Holdings Ltd	Hong Kong	100

Ecolab Holding Hungary LLC	Hungary	100

Ecolab Hygiene Kft.	Hungary	100

P.T. Ecolab Indonesia	Indonesia	100

Ecolab Food Safety and Hygiene Solutions Private Limited	India	100

Eclab Export Limited	Ireland	100

Ecolab Co.	Ireland	100

Ecolab Finance Company Limited	Ireland	100

Ecolab (Holdings) Limited	Ireland	100

Ecolab Limited	Ireland	100

Ecolab JVZ Limited	Israel	100

Ecolab-Zohar Dalia L.P.	Israel	51

Ecolab-Zohar Dalia Management Company Ltd.	Israel	51

Ecolab Holding Italy Srl	Italy	100

Ecolab Srl	Italy	100

Elton Srl	Italy	100

Findesadue Srl	Italy	100

Ecolab Limited	Jamaica	100

Ecolab K.K.	Japan	100

Ecolab East Africa (Kenya) Limited	Kenya	100

Ecolab Korea Ltd.	Korea	100

Ecolab SIA	Latvia	100

Ecolab LUX 1 Sarl	Luxembourg	100

Ecolab LUX 2 Sarl	Luxembourg	100

Name of Affiliate	State or Other Jurisdiction of Incorporation	Percentage of Ownership

Ecolab-Importacao E Exportacao Limitada	Macau	100

Ecolab Sdn Bhd	Malaysia	100

Microtek Medical Malta Limited	Malta	100

Microtek Medical Malta Holding Limited	Malta	100

Ecolab, S. de R.L. de C.V.	Mexico	100

Ecolab Holdings Mexico, S.A. de C.V.	Mexico	100

Ecolab Maroc S. A.	Morocco	100

Ecolab Finance N.V.	Netherlands Antilles (Curacao)	100

Ecolabone B.V.	Netherlands	100

Ecolabtwo B.V.	Netherlands	100

Ecolab Holdings B.V.	Netherlands	100

Ecolab B.V.	Netherlands	100

Ecolab NL 3 BV	Netherlands	100

Ecolab NL 4 BV	Netherlands	100

Ecolab NL 5 BV	Netherlands	100

Ecolab Production Netherlands BV	Netherlands	100

Microtek Medical Holding BV	Netherlands	100

Microtek Medical BV	Netherlands	100

Ecolab Limited	New Zealand	100

Ecolab Nicaragua, S.A.	Nicaragua	100

Ecolab A/S	Norway	100

Ecolab S.A.	Panama	100

Ecolab Chemicals Ltd.	People’s Republic of China	100

Ecolab China Ltd.	People’s Republic of China	100

Ecolab (GZ) Chemicals Limited	People’s Republic of China	100

Name of Affiliate	State or Other Jurisdiction of Incorporation	Percentage of Ownership

Guangzhou Green Harbour Environmental Operations	People’s Republic of China	100

Guangzhou Green Harbour Termite	People’s Republic of China	100

Ecolab Perú Holdings S.R.L.	Peru	100

Ecolab Philippines Inc.	Philippines	100

Ecolab Sp.z o.o.	Poland	100

Ecolab S.R.L.	Romania	100

ZAO Ecolab	Russia	100

Ecolab Hygiene d.o.o.	Serbia	100

Ecolab Pte. Ltd.	Singapore	100

Ecolab s.r.o.	Slovakia	100

Ecolab d.o.o.	Slovenia	100

Ecolab (Proprietary) Ltd.	South Africa	100

Ecolab Hispano-Portuguesa, S.A.	Spain	100

Ecolab (St. Lucia) Limited	St. Lucia	100

Ecolab AB	Sweden	100

Ecolab CH 1 GmbH	Switzerland	100

Ecolab CH 2 GmbH	Switzerland	100

Ecolab Europe GmbH	Switzerland	100

Ecolab (Schweiz) GmbH	Switzerland	100

Ecolab Ltd.	Taiwan	100

Ecolab East Africa (Tanzania) Limited	Tanzania	100

Ecolab Ltd.	Thailand	100

Ecolab (Trinidad & Tobago) Limited	Trinidad & Tobago	100

Ecolab Temizleme Sistemleri Limited Sirketi	Turkey	100

Ecolab East Africa (Uganda) Limited	Uganda	100

Name of Affiliate	State or Other Jurisdiction of Incorporation	Percentage of Ownership

Ecolab LLC	Ukraine	100

Ecolab Emirates General Trading LLC	UAE	49

Ecolab Gulf FZE	UAE	100

Ecolab Limited	United Kingdom	100

Ecolab (U.K.) Holdings Limited	United Kingdom	100

Microtek Medical Europe, Ltd.	United Kingdom	100

Shield Holdings Limited	United Kingdom	100

Shield Medicare Limited	United Kingdom	100

Shield Salvage Associates Limited	United Kingdom	100

Ecolab S. A.	Uruguay	100

Ecolab S.A.	Venezuela	74

United States

Ecolabeight Inc.	Delaware	100

Ecolab AP Holdings LLC	Delaware	100

Ecolab USA Inc.	Delaware	100

Ecolab Holdings Inc.	Delaware	100

Ecolab Holdings (Europe) Inc.	Delaware	100

Ecolab Investment LLC	Delaware	100

Ecolab Israel Holdings LLC	Delaware	100

Ecolab Manufacturing Inc.	Delaware	100

Ecolab Marketing LLC	Delaware	100

Ecovation, Inc.	Delaware	100

GCS Service, Inc.	Delaware	100

Krofta Technologies, LLC	Delaware	100

Microtek Medical Inc.	Delaware	100

Name of Affiliate	State or Other Jurisdiction of Incorporation	Percentage of Ownership

Total Enterprise Control LLC	Delaware	60

Wabasha Leasing LLC	Delaware	100

Microtek Medical Holdings Inc.	Georgia	100

Kay Chemical Company	North Carolina	100

Kay Chemical International, Inc.	North Carolina	100

Daydots Inc.	Texas	100

Certain additional subsidiaries, which are not significant in the aggregate, are not shown.